Exhibit 99.1

221 East Hickory Street

Mankato, MN  56002

	Contact:	Thomas Langenfeld
Vice President
BlueFire Partners, Inc.
For Immediate Release		612-344-1038

HickoryTech Finalizes Sale of its Wireless Operations

MANKATO, Minn., Dec. 16—HickoryTech Corporation (Nasdaq: HTCO) announced today that it has finalized the previously announced sale of its wireless business to Western Wireless Corporation (Nasdaq: WWCA), Bellevue, Wash., in exchange for a total value of approximately $25 million.

HickoryTech received approximately $12.9 million in cash and approximately one million shares of HickoryTech common stock held by Western Wireless, plus additional payment for construction in progress.  The transaction reduces the total number of HickoryTech shares outstanding by approximately 7 percent.  HickoryTech will use the proceeds from the transaction to reduce its long-term debt.

The wireless assets involved in the sale consist of two cellular and two personal communications services (PCS) licenses in southern Minnesota. Western Wireless will begin providing service to these wireless customers immediately.

About HickoryTech Corporation:

HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minnesota, with nearly 500 employees and operations in Minnesota and Iowa. HickoryTech is in its 106th year of operation with its roots in the local telephone exchange business. From this base, it has expanded into wireless communications, competitive local service, long distance, Internet, information solutions, and enterprise solutions. To learn more about HickoryTech Corporation, visit the company’s Web page at www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

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